UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 14, 2022
Date of Report (Date of earliest event reported)
PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)
Delaware	001-37568	26-4231384
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

25B Vreeland Road, Suite 300 Florham Park, NJ	07932
(Address of Principal Executive Offices)	(Zip Code)
(800) 208-3343
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Securities registered pursuant to Section 12 (b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2022, the Board of Directors (the “Board”) of PDS Biotechnology Corporation (the “Company”), upon recommendation from the Compensation Committee of the Board (the “Committee”), adopted the PDS Biotechnology Corporation Change of Control Severance Plan (the “Plan”).  All full-time employees of the Company at a Vice President level and below who (i) are actively performing the regular duties of their position or who are on a leave of absence authorized by the Company, and (ii) have completed three (3) months or more of employment with the Company prior to their date of separation from the Company are eligible to participate in the Plan, except for employees (i) with existing offer letters, employment agreements, or other agreements with the Company and/or one of its affiliates that provides for severance pay, (ii) who voluntarily resign or whose employment ends prior to their last day of employment for reasons other than involuntary separation by the Company due to restructuring or staff reduction, (iii) who fail to timely return from paid time off, unpaid leave, or any other approved leave of absence as determined in the sole discretion of the Committee, (iv) employees who are terminated for cause, as such term is defined in the Plan, and (v) independent contractors/consultants, interns, temporary employees and any individuals retained through outsourcing arrangements.

An eligible employee will receive severance benefits if his or her employment is terminated involuntarily by the Company other than for cause, death or disability, as such terms are defined in the Plan, on or before the two-year anniversary of a change in control, as defined in the Plan.

An eligible employee will receive a cash severance benefit, payable as salary continuation, based on the employee’s classification as a professional, manager, director/associate director, executive/senior director, or a vice president, as determined by the Company in its sole discretion. Professionals will receive a cash severance benefit equal to 2 months of base pay, managers will receive a cash severance benefit equal to 3 months of base pay, directors/associate directors will receive a cash severance benefit equal to 4 months of base pay, executives/senior directors will receive a cash severance benefit equal to 6 months of base pay, and vice presidents will receive a cash severance benefit equal to 9 months of base pay, in each case, subject to the execution of a general release by the eligible employee. The number of months underlying each eligible employee’s severance payment is the “Severance Period.”  The eligible employee will receive payment of all accrued paid time off and base salary through the last day of employment. In addition, vice presidents will be eligible to receive (A) 100% of their annual bonus (if any) that was earned, but not paid during the calendar year immediately prior to the year in which employment was terminated, and (B) a pro-rata amount equal to the target annual bonus (if any) that the vice president would have earned during the calendar year in which termination of employment occurred with respect to any performance period during which the vice president continued to provide services prior to termination of employment calculated based on the vice president’s termination date. Following the Severance Period, an eligible employee may elect to continue to participate through the COBRA continuation period at the eligible employee’s entire expense.

The foregoing summary of the Policy is qualified in its entirety by the full text of the Policy which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2022, the Company updated its corporation presentation (the “Corporate Presentation”), which included an estimated cash figure for the Company as of December 31, 2021 of approximately $65.2 million.  The cash figure included in the Corporate Presentation is preliminary, has not been audited and is subject to change upon completion of the Company’s audited financial statements for the year ended December 31, 2021.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Frank K. Bedu-Addo

On March 14, 2022 (the “Effective Date”), the Company entered in to an Amended and Restated Executive Employment Agreement with Frank K. Bedu-Addo (the “Bedu-Addo Agreement”), the President and Chief Executive Officer of the Company, at an annual base salary of $540,000, subject to review and adjustment every twelve (12) month period by the Board.

Dr. Bedu-Addo will be eligible to earn an annual performance-based cash bonus of up to 55% of his base salary (the “Bedu-Addo Target Bonus”), subject to review and adjustment by the Company in its sole discretion.  If the Company terminates Dr. Bedu-Addo’s employment without “Cause,” he resigns for “Good Reason” (as such terms are defined in the Bedu-Addo Agreement), or Dr. Bedu-Addo’s employment is terminated due to his death, Dr. Bedu-Addo will be entitled to receive accrued benefits including accrued but unpaid salary and bonus, unreimbursed business expenses, and benefits owed to Executive under any qualified retirement plan or health and welfare benefit plan (the “Accrued Obligations”), and the following severance benefits: (i) his base salary for twenty-four (24) months; (ii) bonus equal to the greater of (A) the bonus paid in the prior performance year and (B) the bonus that Dr. Bedu-Addo would have earned, for the performance year in which the termination occurs, on a prorated basis through the date which he continued to provide services; (iii) outstanding equity as of the date of the termination will become 100% vested and outstanding options will remain exercisable until the earliest of (A) 18 months following the termination date, (B) the original 10-year expiration date for the options, and (C) termination of the equity plan; (iv) benefits continuation for twenty-four (24) months, paid as supplemental cash compensation in an amount equal to 1.3 times each payment of the expenses paid by Mr. Bedu-Addo for welfare benefit coverage, and (v) in the event of a termination without Cause or if Dr. Bedu-Addo resigns for Good Reason within ninety (90) days before and twenty-four (24) months following the effective date of a “Change in Control” (as defined in the Bedu-Addo Agreement or the Executive Employment Agreements, as applicable) (“Protection Period”), instead of the bonus referenced in clause (ii) above, Dr. Bedu-Addo will receive a bonus equal to the Bedu-Addo Target Bonus. If Dr. Bedu-Addo’s employment is terminated for Cause, based on his Disability (as defined in the Bedu-Addo Agreement), or he resigns for any reason other than for Good Reason, he will only receive the Accrued Obligations.

Employment Agreements with Other Executive Officers

On the Effective Date, the Company entered into new employment agreements with each of Gregory Conn, Lauren V. Wood, and Matthew Hill, on the terms and subject to the conditions of a new form of Executive Employment Agreement approved by the Board for certain executives other than the Chief Executive Officer (the “Executive Employment Agreements”).

The term of each Executive Employment Agreement is at-will and will continue until terminated in accordance with its terms.  During the employment period, each executive will receive an annual base salary and will be eligible for a discretionary annual cash bonus.  The initial base salary and target bonus of each executive is as follows:

Officer	Base Salary	Target Bonus
Matthew Hill (CFO)	USD $350,000	Up to 40% of Base Salary
Lauren V. Wood, M.D. (CMO)	USD $400,000	Up to 40% of Base Salary
Gregory Conn, Ph.D (CSO)	USD $132,000	Up to 40% of Base Salary

If the Company terminates the executive’s employment without “Cause” or the executive resigns for “Good Reason” (as such terms are defined in the Executive Employment Agreements), each executive will be entitled to receive the Accrued Obligations and the following severance benefits: (i) base salary for twelve (12) months; (ii) benefits continuation for twelve (12) months, and (iii) if terminated during the Protection Period (as defined above), the executive will also receive a bonus equal to their target bonus, and any outstanding equity as of the closing of a Change in Control (as such term is defined in the Executive Employment Agreements) will become 100% vested if the executive’s outstanding equity is assumed or continued by the surviving entity.  If the executive’s employment is terminated for Cause, due to the death of the executive, based on Disability (as such terms are defined in the Executive Employment Agreements), or the executive resigns for any reason other than for Good Reason (as such terms are defined in the Executive Employment Agreements), each executive or the executive’s legal representatives will receive only the Accrued Obligations.

In addition, the Bedu-Addo Agreement and the Executive Employment Agreements (i) provide that the executive may be eligible for certain grants of equity awards of common stock of the Company subject to vesting and other terms and conditions of the Company equity plan and an award agreement, subject to approval of the Committee, (ii) provide that if any payment or distribution would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Internal Revenue Code, the Company shall reduce the aggregate present value of the payment only if reducing the payment will provide the executive with a greater net after-tax amount, (iii) provide for certain confidentiality, intellectual property, cooperation, non-competition, non-solicitation and non-disparagement undertakings, and (iii) require the execution and non-revocation of a general release of claims in favor of the Company as a condition to receipt of severance benefits.

The foregoing description of the Bedu-Addo Agreement and the Executive Employment Agreements are summaries only, and accordingly, do not purport to be complete and are qualified in their entirety by the full text of the Bedu-Addo Agreement and the Executive Employment Agreements, which the Company intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2022, the Board approved the Third Amended and Restated Bylaws of the Company, effective immediately (the “Amended Bylaws”).  The Amended Bylaws supersede the previously existing Second Amended and Restated Bylaws of the Company (the “Prior Bylaws”).

The Amended Bylaws amended and restated the Prior Bylaws in their entirety to (i) reflect the Company’s current name of PDS Biotechnology Corporation (the Prior Bylaws referenced Edge Therapeutics, Inc.), (ii) require stockholders to submit proposals before an annual meeting not later than 120 days and not earlier than 150 days prior to the first anniversary of the Company’s prior annual meeting, with such change becoming effective immediately after the Company’s 2022 annual meeting of stockholders (the Prior Bylaws required stockholders to submit proposals before an annual meeting not later than 60 days and not earlier than 90 days prior to the first anniversary of the Company’s prior annual meeting), (iii) clarify the quorum requirement at stockholder meetings to require the holders of a majority of the capital stock issued and outstanding and entitled to vote at the meeting to constitute a quorum (the Prior Bylaws required holders of a majority of the capital stock issued and outstanding and entitled to vote thereat to constitute a quorum), (iv) amend the voting requirements of stockholders at stockholder meetings to require the vote of stockholders holding a majority of the stock present, in person, or represented by proxy at the meeting and entitled to vote on the subject matter (the Prior Bylaws required the vote of the holders of a majority of the stock represented and entitled to vote thereat), (v) add a new Article VII to provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and (vi) reflect other changes deemed by the Board to improve the corporate governance of the Company.  A redlined copy of the Amended Bylaws marked to show the changes made to the Prior Bylaws is attached herewith as Exhibit 3.2 and is incorporated by reference.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified by reference to the full text of the Amended Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On March 15, 2022, the Company issued a press release announcing that The National Cancer Institute (NCI) achieved the intended enrollment objective of 30 patients in the checkpoint inhibitor (CPI) refractory arm of the NCI-led Phase 2 clinical trial (NCT04287868) evaluating PDS0101 (Versamune®+HPV16mix) in combination with two investigational immune-modulating agents in advanced HPV-associated cancers.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

On March 15, 2022, the Company updated its corporate presentation slide deck.  A copy of the slide deck is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws of PDS Biotechnology Corporation.
3.2	Redline of the Third Amended and Restated Bylaws of PDS Biotechnology Corporation.
99.1	Press Release March 15, 2022.
99.2	Corporate Presentation (March 2022).
104	Cover Page Interactive Data File - the cover page interactive date file does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS Biotechnology Corporation

Date: March 15, 2022	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer